Exhibit 10.4

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made as of June 30, 2016, by and between Clean Diesel Technologies, Inc., a Delaware corporation (the “Company”), and Haldor Topsøe A/S, a company organized under the laws of Denmark (“Purchaser”).

WHEREAS, Purchaser desires to purchase and acquire from the Company and the Company desires to sell and issue to Purchaser (i) a Senior Convertible Promissory Note (the “Senior Note”) in the principal amount of Seven Hundred Fifty Thousand U.S. Dollars ($750,000), which Senior Note shall be in the form attached hereto as Exhibit A; and (ii) a Convertible Promissory Note (the “Note”) in the principal amount of Five Hundred Thousand U.S. Dollars ($500,000), which Note shall be in the form attached hereto as Exhibit B (collectively, the “Convertible Notes”), each of which is convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) or other equity securities of the Company. The shares of Common Stock or other equity securities of the Company issuable upon conversion of the Convertible Notes are referred to herein as the “Conversion Shares,” and the Convertible Notes and the Conversion Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                    Purchase and Sale of the Securities.  Purchaser hereby purchases and acquires from the Company, and the Company hereby issues and sells to Purchaser, the Convertible Notes for an aggregate purchase price of One Million Two Hundred and Fifty Thousand U.S. Dollars ($1,250,000) (the “Purchase Price”).

2.                                    Deliveries.  Concurrently with the execution and delivery of this Agreement and scanned copies of the duly executed Convertible Notes being delivered to Purchaser by the Company through electronic mail, Purchaser shall deliver the Purchase Price to the Company by wire transfer of immediately available funds pursuant to wire transfer instructions given to Purchaser by the Company.  Immediately following receipt by the Company of the Purchase Price, the Company shall deliver originals of the duly executed Convertible Notes to Purchaser by overnight mail.

3.                                    Representations and Warranties of the Company.  The Company represents and warrants to Purchaser as follows:

3.1                            Authority.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite right, power, and authority to execute, deliver and perform this Agreement.

3.2                            Qualifications.  The Company is duly qualified to conduct business and is in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company taken as a whole.

3.3                            Capitalization.  The capitalization of the Company as of June 24, 2016 is as described in Schedule 3.3 attached hereto.  The Company has not issued any capital stock since such date.  No person or entity has any right of first refusal, preemptive right, right or participation, or any similar right to participate in the transactions contemplated by this Agreement.  Except as a result of this Agreement or as disclosed in the SEC Reports (as hereafter defined), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person or entity any right to subscribe for or acquire any shares of the Company’s Common Stock.

3.4                            Enforceability.  The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all requisite corporate action.  This Agreement has been duly executed and delivered by the Company, and, upon its execution by Purchaser, shall constitute the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5                            No Violations.  The execution, delivery, and performance of this Agreement by the Company do not and will not violate or conflict with any provision of the Company’s Certificate of Incorporation or Bylaws (each as amended) and do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under (except such consents as have been obtained as of the date hereof), or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material instrument or agreement to which the Company is a party or by which the Company or its properties are bound, except such consents as have been obtained as of the date hereof.

3.6                            Valid Issuance; Securities Exemption; Listing.  Upon issuance in accordance with the terms of the Convertible Notes, the Conversion Shares will be duly and validly issued, fully paid, and non-assessable with no personal liability attaching to the ownership thereof and free and clear of all liens imposed by or through the Company, and, assuming the accuracy of the representations and warranties of Purchaser made pursuant to this Agreement, will be issued in accordance with a valid exemption from the registration or qualification provisions of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws (the “State Acts”).  The Common Stock is listed for trading on The Nasdaq Stock Market, LLC (“NASDAQ”) and, except as disclosed in the SEC Reports, the Company and the Common Stock meet the criteria for continued listing and trading on NASDAQ. No suspension of trading in the Common Stock is in effect.

3.7                            Approvals, Filings.  No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company for (i) the execution, delivery and performance by the Company of the Agreement; (ii) the issuance and sale of the Securities as contemplated herein, and (iii) the performance by the Company of its other obligations under the Agreement, other than (a) approval by NASDAQ for the listing of the Conversion Shares on NASDAQ, (b) as may be required under applicable State Acts or “blue sky”

laws, and (c) filing of one or more Forms D with respect to the Securities as required under Regulation D.

3.8                            Information Provided. The written information provided by or on behalf of the Company to Purchaser, including the information described in Section 4.7 herein, in connection with the transactions contemplated by this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3.9                            SEC Filings.  The Company has timely filed all reports required to be filed under the Securities Exchange Act of 1934 Act (the “Exchange Act”) and any other material reports or documents required to be filed with the SEC since December 31, 2015 (collectively the “SEC Reports).  All of the SEC Reports and documents complied, when filed, in all material respects, with all applicable requirements of the Securities Act and the Exchange Act.

3.10                    Absence of Certain Proceedings.  Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or, to the knowledge of the Company, threatened against or affecting the Company in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, condition (financial or other), result of operations  or prospects of the Company, or the transactions contemplated by this Agreement or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement; and to the best of the Company’s knowledge there is not pending or contemplated any, and there has been no, investigation by the SEC involving the Company or any current or former director or officer of the Company.

3.11                    Use of Proceeds.  The Company will use the proceeds from the sale of the Convertible Notes for general working capital purposes including normal business operations, unless otherwise agreed by Purchaser. For the avoidance of doubt, proceeds from the sale of the Convertible Notes cannot be used to repay existing outstanding debt unless otherwise agreed by Purchaser.

3.12                    Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the Company’s knowledge, threatened against the Company, nor does the Company currently intend to commence any such proceedings. The Company has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or admitted in writing its inability to pay its debts as they come due, and the Company has received no written notice of and has no knowledge of the filing of any involuntary petition in bankruptcy by the Company’s creditors or the appointment of a receiver to take possession of all or substantially all of the Company’s assets.

4.                                    Representations and Warranties of Purchaser.  Purchaser represents and warrants to the Company as follows:

4.1                            Authority.  Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, and has all requisite right, power, and authority to execute, deliver and perform this Agreement.

4.2                            Enforceability.  The execution, delivery, and performance of this Agreement by Purchaser have been duly authorized by all requisite corporate action.  This Agreement has been duly executed and delivered by Purchaser, and, upon its execution by the Company, shall constitute the legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3                            No Violations.  The execution, delivery, and performance of this Agreement by Purchaser do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Purchaser pursuant to, any material instrument or agreement to which Purchaser is a party or by which Purchaser or its properties may be bound or affected, and, do not or will not violate or conflict with any provision of the articles of incorporation or bylaws, or similar organizational or governing document of Purchaser, as applicable.

4.4                            Knowledge of Investment and its Risks.  The Purchaser has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s investment in the Securities.  Purchaser understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company’s business or operations will be successful.  Purchaser has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, Purchaser could lose Purchaser’s entire investment in the Company.

4.5                            Investment Intent.  Purchaser hereby represents and warrants that (i) the Securities are being and will be acquired for investment for Purchaser’s own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Securities, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing any of the Securities within the meaning of the Securities Act, and (ii) Purchaser does not have any contracts, understandings, agreements, or arrangements, directly or indirectly, with any person and/or entity to distribute, sell, transfer, or grant participations to such person and/or entity with respect to, any of the Securities.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.6                            Purchaser Status.  Purchaser is an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act.

4.7                            Disclosure.  The Purchaser has reviewed information provided by the Company in connection with the decision to purchase the Securities, consisting of the Company’s publicly available filings with the Securities and Exchange Commission (the “SEC”) and the

information contained therein.  The Company has provided Purchaser with all the information that Purchaser has requested in connection with the decision to purchase the Securities.  Purchaser further represents that Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects, and financial condition of the Company. All such questions have been answered to the full satisfaction of Purchaser. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend, or affect Purchaser’s right to rely on the truth, accuracy, and completeness of the disclosure materials and the Company’s representations and warranties contained herein.

4.8                            No Registration.  Purchaser understands that Purchaser may be required to bear the economic risk of Purchaser’s investment in the Company for an indefinite period of time.  Purchaser further understands that (i) neither the offering nor the sale of the Securities has been registered under the Securities Act or any applicable State Acts in reliance upon exemptions from the registration requirements of such laws, (ii) the Securities must be held by Purchaser indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration requirements is available, (iii) the Company is under no obligation to register any of the Securities on Purchaser’s behalf or to assist Purchaser in complying with any exemption from registration, and (iv) the Company will rely upon the representations and warranties made by Purchaser in this Agreement in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts.

4.9                            Transfer Restrictions.  Purchaser will not transfer any of the Securities unless such transfer is registered or exempt from registration under the Securities Act and such State Acts, and, if requested by the Company in the case of an exempt transaction, Purchaser has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt.  Purchaser understands and agrees that (i) the Convertible Notes and the certificates evidencing the Conversion Shares will bear appropriate legends indicating such transfer restrictions placed upon the Securities, (ii) the Company shall have no obligation to honor transfers of any of the Securities in violation of such transfer restrictions, and (iii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers.

5.                                    Certain Covenants and Acknowledgements

5.1                            Form D.  The Company agrees to file with the SEC on a timely basis a Form D with respect to the Securities as required to claim the exemption provided by Regulation D and to provide a copy thereof to Purchaser promptly after filing.

5.2                            NASDAQ Listing.  Prior to the XXXX, the Company shall file with the NASDAQ an application or such other document required by the NASDAQ for the listing of the Conversion Shares with the NASDAQ and shall provide evidence of such filing to the Purchaser.  The Company shall use its best efforts to obtain the listing, subject to the official notice of issuance, of the Conversion Shares on the NASDAQ prior to July 31, 2016.  So long as the Purchaser beneficially owns the Securities, the Company will use its best efforts to maintain the listing of the Common Stock on NASDAQ or a registered national securities exchange.

5.3                            Rule 144.  With a view of making available to Purchaser the benefits of Rule 144, the Company agrees so long as Purchaser owns or has the right to acquire the Conversion Shares, promptly upon request of Purchaser, to furnish such information as may be necessary, and otherwise reasonably to cooperate with Purchaser to permit such Purchaser to sell its Conversion Shares pursuant to Rule 144.

5.4                            Loans, Advances and Investments.  So long as any indebtedness evidenced by the Convertible Notes is outstanding, the Company shall not (i) loan, advance or otherwise extend credit to, or contribute capital to invest in, any other person or company or (ii) purchase or commit to purchase any shares, stock, other securities or any other interests in any other person or company.

5.5                            Acquisitions, Mergers and Dissolutions.  So long as any indebtedness evidenced by the Convertible Notes is outstanding, the Company shall not (i) acquire any business, (ii) merge or consolidate with any company or (iii) liquidate, wind up or dissolve itself.

5.6                            Limitation on Indebtedness.  At any time while there remains outstanding at least $750,000 in principal amount of indebtedness under the Convertible Notes, the Company shall not, without the prior written consent of Purchaser, incur any additional indebtedness for borrowed money other than: (a) indebtedness of the Company to Faunus Group International, Inc. (“FGI”) under the Company’s $7.5 million secured demand facility, as such facility may be amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time (provided that the principal amount of such indebtedness, including any indebtedness incurred to renewed, replace or refinance such indebtedness, does not exceed $7.5 million; and provided, further, that there is outstanding at any one time only a single secured credit facility); and (b) indebtedness that (i) has a final maturity date that is more than 90 days after the final maturity date of the Convertible Notes and (ii) is expressly subordinated in right of payment to the Convertible Notes.

5.7                            Subordination Agreement.  Concurrently with the execution and delivery of this Agreement, Purchaser, the Company and Kanis, S.A. are entering into that certain Debt Subordination Agreement, dated of even date herewith, in the form of Exhibit C attached hereto, pursuant to which Kanis, S.A. will agree to subordinate $2,000,000 in principal amount of indebtedness owed by the Company to Kanis, S.A. to the payment in full of the Senior Note.

6.                                    Board Representation.  Purchaser and the Company agree as follows:

6.1                            Following receipt by the Company of the Purchase Price and continuing until the later of (i) the date that the Convertible Notes have been paid in full or (ii) if 100% of the principal amount of the Convertible Notes have been converted into Common Stock and/or other equity securities of Purchaser, the date Purchaser no longer owns at least eighty percent (80%) of the shares of Common Stock and/or other securities acquired by Purchaser upon conversion thereof (the “Representation Period”), Purchaser shall be entitled, at its option, to the board representation rights set forth in in this Section 6.

6.2                            Immediately following receipt by the Company of the Purchase Price, the Company’s Board of Directors (the “Board”) shall take all action necessary to expand the size of the Board by one (1) member and appoint one person designated by Purchaser who is reasonably acceptable to the Board to serve as a director of the Company, who shall serve as a director until the next meeting of stockholders of the Company where directors are to be elected and until his respective successor is duly elected and qualified.

6.3                            During the Representation Period, at each meeting of stockholders of the Company where directors are to be elected, the Board shall include in its slate of nominees to be submitted to stockholders for election, one person designated by Purchaser who is reasonably acceptable to the Board to serve as a director of the Company.  Each director designated by Purchaser to serve on the Company’s Board of Directors is referred to herein as the “Purchaser Designee”.

6.4                            Notwithstanding Sections 6.1, 6.2 or 6.3 to the contrary, if at any time after the date hereof the Convertible Notes have been paid in full or, if the Convertible Notes have been converted into Common Stock or other equity securities of the Company, Purchaser ceases to own at least eighty percent (80%) of the shares of Common Stock and/or other securities acquired by Purchaser upon conversion thereof, Purchaser shall cause the Purchaser Designee then serving on the Board to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits.  In furtherance of this Section 6.4, each Purchaser Designee shall, as a condition to his or her appointment or election to the Board, execute and deliver to the Company an irrevocable resignation as director in the form attached hereto as Exhibit D.

6.5                            Each Purchaser Designee shall at all times while such Purchaser Designee is a director of the Company comply with the provisions of this Agreement and all policies and guidelines of the Board and its committees, and of the Company to the extent applicable to Board members, including the Company’s code of ethical conduct, corporate governance guidelines and insider trading policy.  Each Purchaser Designee shall, if requested by the Company and as a condition to being appointed or nominated for election to the Board, acknowledge that his obligations under this Agreement and such policies and guidelines are in addition to the fiduciary, statutory and common law duties of a director of a Delaware corporation and the NASDAQ rules.

6.6                            Each Purchase Designee shall, at the time of election or appointment to the Board, meet the qualification requirements to serve as a director under the Delaware General Corporation Law, applicable United States securities laws and the rules of NASDAQ or any other stock exchange on which the Common Stock is then listed.

6.7                            During the Representation Period, if a Purchaser Designee resigns from the Board or is rendered unable to serve on the Board by reason of death, disability or disqualification, Purchaser shall be entitled to designate a replacement for such Purchaser Designee reasonably acceptable to the Board, and the Company shall take all necessary action to implement the foregoing as promptly as practicable.  Any such designated replacement who becomes a Board member shall be deemed to be a Purchaser Designee for all purposes under this Agreement and, prior to his or her appointment to the Board, shall be required to execute and deliver to the Company an irrevocable resignation as director in the form attached hereto as Exhibit D.

7.                                    Subsequent Financing.  The Company agrees to use its best efforts to raise at least Five Million Dollars ($5,000,000) (including the principal amount of the Senior Note converted into the equity securities issued in such financing, but excluding the conversion of any other indebtedness of the Company existing on the date of this Agreement) of additional capital through the sale of equity or equity linked securities as soon as practicable following the date hereof and in any event on or before December 31, 2016.

8.                                    Miscellaneous.

8.1                            Entire Agreement. This Agreement, together with any exhibits attached hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

8.2                            Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement (each, a “Notice”) must be in writing and addressed to the other party at its address set forth below (or to such other address that the receiving party may designate from time to time in accordance with this section) and shall be deemed given: (a) on the date of delivery only if delivered by a commercial overnight courier service, with confirmation of receipt and costs prepaid; (b) on the date of receipt if sent by facsimile to the fax number set forth below with a confirmation copy sent by certified or registered mail, costs prepaid; or (c) on the earlier of the date of receipt or three (3) days after deposit in the U.S. mail if sent by certified or registered mail, return receipt requested and postage prepaid.

(a)                               Notice to Purchaser

Haldor Topsøe A/S
Haldor Topsøes Alle 1
2800 Kgs. Lyngby
Denmark
Fax: +45 4527 2999

(b)                              Notice to the Company:

Clean Diesel Technologies, Inc.
1621 Fiske Place
Oxnard, CA  93033
USA
Fax:  +1 805 205 1333

8.3                            Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

8.4                            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

8.5                            Amendment and Modification. No amendment to or rescission, termination or discharge of this Agreement is effective unless it is in writing and signed by each party.

8.6                            Waiver.  No waiver under this Agreement is effective unless it is in writing and signed by the party waiving its right.  Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion.

8.7                            Assignment. Neither party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. Any purported assignment or delegation in violation of this Section is null and void. No assignment or delegation relieves the assigning or delegating party of any of its obligations under this Agreement.

8.8                            Successors and Assigns. This Agreement is binding on and inures to the benefit of the parties and their respective permitted successors and permitted assigns.

8.9                            No Third-party Beneficiaries. This Agreement benefits solely the parties to this Agreement and their respective permitted successors and permitted assigns and nothing in this Agreement, express or implied, confers on any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.10                    Governing Law. This Agreement, including all exhibits attached hereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the Laws of the State of California, without regard to the conflict of laws provisions thereof.

8.11                    Choice of Forum.  Each party irrevocably and unconditionally agrees that it shall not commence any action, litigation or proceeding of any kind whatsoever against the other party in any way arising from or relating to this Agreement, including all exhibits, schedules, attachments and appendices attached hereto and thereto, and all contemplated transactions, including contract, equity, tort, fraud and statutory claims, in any forum other than the state and federal courts in the State of California.  Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation or proceeding only in the state or federal courts in the State of California. Each party agrees that a final judgment in any such action, litigation or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

8.12                    Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

8.13                    Governing Language.  This Agreement has been executed in the English language which shall be the binding and controlling language for all matters, notwithstanding the translation of this Agreement into any other language.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CLEAN DIESEL TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Matthew Beale
Name: Matthew Beale
Its: Chief Executive Officer

HALDOR TOPSØE A/S

By:	/s/ Lars Storm Pedersen
Name: Lars Storm Pedersen
Its: Vice President

EXHIBIT A

Senior Convertible Promissory Note

[See Exhibit 10.5]

EXHIBIT B

Convertible Promissory Note

[See Exhibit 10.6]

EXHIBIT C

Subordination Agreement

[See Exhibit 10.3]

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EXHIBIT D

Irrevocable Resignation

[DATE]

Chairman of the Board of Directors
of Clean Diesel Technologies, Inc.

Reference is made to the Note Purchase Agreement, dated June 30, 2016 (the “Agreement”), by and among Clean Diesel Technologies, Inc. (the “Company”) and Haldor Topsøe A/S (“Purchaser”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

In accordance with Section 6.4 or Section 6.6 of the Agreement, I hereby tender my conditional resignation as a director of the Board, provided that this resignation shall be effective upon the Board’s acceptance of this resignation, and only in the event of termination of the Representation Period (as defined in the Agreement).  I hereby acknowledge that this conditional resignation as a director of the Board is as a result of the terms and conditions of the Agreement.

This resignation may not be withdrawn by me at any time during which it is effective.

Very truly yours,

By:
Name:
Title:

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